Exhibit 99.1
For Immediate Release

Hudson Global Reports 2025 Second Quarter Results

OLD GREENWICH, CT - August 8, 2025 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the second quarter ended June 30, 2025.

2025 Second Quarter Summary

•Revenue of $35.5 million decreased 0.5% from the second quarter of 2024 and 0.2% in constant currency.
•Adjusted net revenue of $18.6 million increased 5.8% from the second quarter of 2024 and 5.1% in constant currency.
•Net loss was $0.7 million, or $0.23 per diluted share, compared to net loss of $0.4 million, or $0.15 per diluted share, for the second quarter of 2024. Adjusted net income per diluted share (non-GAAP measure)* was $0.12 compared to adjusted net income per diluted share of $0.04 in the second quarter of 2024.
•Adjusted EBITDA (non-GAAP measure)* was $1.3 million, an increase versus adjusted EBITDA of $0.7 million in the second quarter of 2024.
•Total cash including restricted cash was $17.5 million at June 30, 2025.

Jake Zabkowicz, Global CEO of Hudson RPO, noted, "The overall increase in adjusted net revenue in the second quarter of 2025 reflects a modest upturn in business activity, particularly in the Asia Pacific region. Year-to-date, we have made key strategic hires aimed at deepening and enhancing our capabilities, strengthening our ability to deliver scalable, high-impact talent solutions to our clients. In parallel, we recently completed two strategic transactions: acquiring Alpha Consulting Group, a Japan-based recruitment services provider, which marked our formal entry into the Japanese market; and integrating McKinsey CMO Group (CMRG), a boutique firm specializing in recruitment marketing, brand strategy, and talent engagement."

Jeff Eberwein, CEO of Hudson Global, added, "As Jake referenced, we continue to make investments in our business to better support our clients' recruitment needs and streamline operations. Altogether in the first half of 2025, we invested approximately $1.4 million in sales, marketing, and technology above maintenance levels to enhance future growth. Our growth strategy remains focused on organic expansion, targeted bolt-on acquisitions, and cross-regional service integration initiatives designed to broaden our client base, extend our geographic footprint, and unlock additional value for our clients.

Mr. Eberwein continued, "In May 2025, we announced the signing of a definitive merger agreement with Star Equity Holdings (Nasdaq: STRR / STRRP) (the "Merger"). While the Merger is subject to the approval of the shareholders of both the Company and Star, with both shareholder meetings scheduled for August 21, the NewCo created via the Merger is expected to create considerable value to Hudson's shareholders, due to increased size, diversification of revenue streams, and the elimination of redundant public company and overhead costs.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All rate comparisons are in constant currency.

Americas

In the second quarter of 2025, Americas revenue of $7.1 million increased 2% and adjusted net revenue of $6.3 million decreased 1% from the second quarter of 2024. EBITDA was $0.2 million in the second quarter of 2025, compared to EBITDA of $0.4 million in the same period last year. Adjusted EBITDA was $0.7 million in the second quarter of 2025 compared to adjusted EBITDA of $0.6 million in the same period last year.

Asia Pacific

Asia Pacific revenue of $21.6 million decreased 3% and adjusted net revenue of $8.8 million increased 17% in the second quarter of 2025 compared to the same period in 2024. EBITDA was $1.4 million in the second quarter of 2025 compared to EBITDA of $0.2 million in the same period one year ago, and adjusted EBITDA was $1.9 million compared to adjusted EBITDA of $0.8 million in the second quarter of 2024.

Europe, Middle East, and Africa ("EMEA")

EMEA revenue in the second quarter of 2025 increased 6% to $6.8 million and adjusted net revenue of $3.5 million decreased 9% from the second quarter of 2024. EBITDA loss was $0.7 million in the second quarter of 2025 compared to EBITDA of $0.1 million in the same period one year ago. Adjusted EBITDA loss of $0.4 million in the second quarter of 2025 compared to adjusted EBITDA of $0.3 million in the second quarter of 2024.

Corporate Costs

In the second quarter of 2025, the Company's corporate costs were $0.9 million, approximately flat versus the prior year quarter. Corporate costs in the second quarter of 2025 and 2024 excluded non-recurring expenses of $0.6 million and $0.2 million, respectively.

Liquidity and Capital Resources

The Company ended the second quarter of 2025 with $17.5 million in cash, including $0.7 million in restricted cash. The Company generated $0.1 million in cash flow from operations during the second quarter of 2025 compared to an outflow of $4.3 million of cash flow from operations in the second quarter of 2024.

Share Repurchase Program

As a reminder, the Company approved a $5 million common stock share repurchase program, effective August 8, 2023. To date, the Company has purchased 175,041 shares for $2.9 million under this program and has $2.1 million remaining. The Company continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2024, Hudson Global had $240 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call today, Friday, August 8, 2025 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's website at hudsonrpo.com.

About Hudson Global
Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@theequitygroup.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives ; risks related to potential acquisitions or dispositions of businesses by the Company; the risk that the conditions to the closing of the proposed Merger are not satisfied, including the failure to timely obtain stockholder approval for the transaction, if at all; uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Hudson and Star to consummate the proposed Merger; risks related to Hudson’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending closing; risks related to the market price of Hudson’s common stock relative to the value suggested by the exchange ratio; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; risks related to the inability of the combined company to successfully operate as a combined business; risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals, management, and advisors; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carryforwards; volatility of the Company’s stock price; the impact of government regulations and deregulation efforts; restrictions imposed by blocking arrangements; risks related to the use of new and evolving technologies; and the adverse impacts of cybersecurity threats and attacks. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

Hudson, Star, and their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies from Hudson’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Hudson is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 14, 2025, and in subsequent documents filed with the SEC. Information about Star’s directors and officers is available in Star’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025, and in subsequent documents filed with the SEC. Additional information has been made available to you regarding the persons who may be deemed participants in the proxy solicitations and their direct and indirect interests (by security holdings or otherwise) in the Merger in a registration statement on Form S-4 (the “Registration Statement”) which was declared effective by the SEC on July 22, 2025, and the joint proxy statement/prospectus of Star and Hudson contained therein (the “Proxy Statement/Prospectus”), which was disseminated to stockholders beginning on or about July 23, 2025. Instructions on how to obtain free copies of this document and, the Registration Statement and Proxy Statement/Prospectus, are set forth below in the section headed “Additional Information and Where to Find It”.

This press release relates to the proposed merger transaction involving Hudson and Star and may be deemed to be solicitation material in respect of the proposed merger transaction. This press release is not a substitute for the Registration Statement, the Proxy Statement/Prospectus or for any other document that Hudson may file with the SEC and or send to its stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF HUDSON ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HUDSON, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U. S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

Investors and security holders will be able to obtain free copies of the Registration Statement, the Proxy Statement/Prospectus and other documents filed by Hudson with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Hudson with the SEC will also be available free of charge on Hudson’s website at hudsonrpo.com. You may obtain free copies of this document as described above.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$35,541	$35,712	$67,407	$69,603

Operating expenses:
Direct contracting costs and reimbursed expenses	16,906	18,097	32,374	35,658
Salaries and related	14,837	14,325	29,182	29,491
Office and general	2,793	2,412	5,357	5,341
Marketing and promotion	971	778	1,901	1,656
Depreciation and amortization	245	287	528	684
Total operating expenses	35,752	35,899	69,342	72,830
Operating loss	(211)	(187)	(1,935)	(3,227)
Non-operating income (expense):
Interest (expense) income, net	54	94	125	187
Other expense, net	(186)	(95)	(257)	(134)
Loss before income taxes	(343)	(188)	(2,067)	(3,174)
Provision for income taxes	345	253	377	165
Net loss	$(688)	$(441)	$(2,444)	$(3,339)
Loss per share:
Basic	$(0.23)	$(0.15)	$(0.82)	$(1.10)
Diluted	$(0.23)	$(0.15)	$(0.82)	$(1.10)
Weighted-average shares outstanding:
Basic	2,995	3,011	2,990	3,026
Diluted	2,995	3,011	2,990	3,026

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$16,837	$17,011
Accounts receivable, less allowance for expected credit losses of $205 and $391, respectively	23,549	20,093
Restricted cash, current	497	476
Prepaid and other	2,410	2,560
Total current assets	43,293	40,140
Property and equipment, net of accumulated depreciation of $1,728 and $1,668, respectively	241	242
Operating lease right-of-use assets	931	1,024
Goodwill	5,760	5,703
Intangible assets, net of accumulated amortization of $4,376 and $3,897, respectively	2,026	2,491
Deferred tax assets, net	3,053	2,648
Restricted cash, non-current	189	180
Other assets	84	155
Total assets	$55,577	$52,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,344	$1,789
Accrued salaries, commissions, and benefits	5,707	4,306
Accrued expenses and other current liabilities	5,884	4,504
Operating lease obligations, current	321	623
Total current liabilities	14,256	11,222
Income tax payable	96	93
Operating lease obligations	650	441
Other liabilities	445	399
Total liabilities	15,447	12,155
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 4,042 and 4,033 shares issued; 2,755 and 2,750 shares outstanding, respectively	4	4
Additional paid-in capital	494,838	494,209
Accumulated deficit	(432,461)	(430,017)
Accumulated other comprehensive loss, net of applicable tax	(1,169)	(2,717)
Treasury stock, 1,287 and 1,283 shares, respectively, at cost	(21,082)	(21,051)
Total stockholders’ equity	40,130	40,428
Total liabilities and stockholders’ equity	$55,577	$52,583

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2025	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$7,138	$21,570	$6,833	$—	$35,541
Adjusted net revenue, from external customers (1)	$6,299	$8,839	$3,497	$—	$18,635
Net loss					$(688)
Provision from income taxes					345
Interest income, net					(54)
Depreciation and amortization					245
EBITDA (loss) (2)	$228	$1,427	$(701)	$(1,106)	(152)
Non-operating expense (income), including corporate administration charges	265	220	120	(419)	186
Stock-based compensation expense	59	130	(18)	72	243
Non-recurring severance and professional fees	122	97	249	571	1,039
Adjusted EBITDA (loss) (2)	$674	$1,874	$(350)	$(882)	$1,316

For The Three Months Ended June 30, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$6,972	$22,649	$6,091	$—	$35,712
Adjusted net revenue, from external customers (1)	$6,344	$7,627	$3,644	$—	$17,615
Net loss					$(441)
Provision for income taxes					253
Interest income, net					(94)
Depreciation and amortization					287
EBITDA (loss) (2)	$402	$224	$149	$(770)	5
Non-operating expense (income), including corporate administration charges	81	287	78	(351)	95
Stock-based compensation expense	5	101	46	35	187
Non-recurring severance and professional fees	131	151	—	176	458
Adjusted EBITDA (loss) (2)	$619	$763	$273	$(910)	$745

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2025	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$13,990	$40,697	$12,720	$—	$67,407
Adjusted net revenue, from external customers (1)	$12,279	$16,050	$6,704	$—	$35,033
Net loss					$(2,444)
Provision from income taxes					377
Interest income, net					(125)
Depreciation and amortization					528
EBITDA (loss) (2)	$87	$1,710	$(1,339)	$(2,122)	(1,664)
Non-operating expense (income), including corporate administration charges	440	354	242	(779)	257
Stock-based compensation expense	122	261	25	221	629
Non-recurring severance and professional fees	122	151	249	904	1,426
Adjusted EBITDA (loss) (2)	$771	$2,476	$(823)	$(1,776)	$648

For The Six Months Ended June 30, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$12,966	$44,158	$12,479	$—	$69,603
Adjusted net revenue, from external customers (1)	$12,149	$14,173	$7,623	$—	$33,945
Net loss					$(3,339)
Provision for income taxes					165
Interest income, net					(187)
Depreciation and amortization					684
EBITDA (loss) (2)	$(462)	$(377)	$417	$(2,255)	(2,677)
Non-operating expense (income), including corporate administration charges	143	405	88	(502)	134
Stock-based compensation expense	99	228	104	134	565
Non-recurring severance and professional fees	131	337	7	706	1,181
Adjusted EBITDA (loss) (2)	$(89)	$593	$616	$(1,917)	$(797)

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2025	2024
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$7,138	$6,972	$(4)	$6,968
Asia Pacific	21,570	22,649	(427)	22,222
EMEA	6,833	6,091	347	6,438
Total	$35,541	$35,712	$(84)	$35,628
Adjusted net revenue (1)
Americas	$6,299	$6,344	$(4)	$6,340
Asia Pacific	8,839	7,627	(79)	7,548
EMEA	3,497	3,644	206	3,850
Total	$18,635	$17,615	$123	$17,738
SG&A:(2)
Americas	$5,874	$5,919	$(15)	$5,904
Asia Pacific	7,124	7,025	(71)	6,954
EMEA	4,080	3,450	171	3,621
Corporate	1,523	1,121	—	1,121
Total	$18,601	$17,515	$85	$17,600
Operating income (loss):
Americas	$290	$252	$(5)	$247
Asia Pacific	1,611	465	(4)	461
EMEA	(586)	221	37	258
Corporate	(1,526)	(1,125)	—	(1,125)
Total	$(211)	$(187)	$28	$(159)
EBITDA (loss):
Americas	$228	$402	$(4)	$398
Asia Pacific	1,427	224	—	224
EMEA	(701)	149	33	182
Corporate	(1,106)	(770)	—	(770)
Total	$(152)	$5	$29	$34

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs, office and general costs, and marketing and promotion costs.

HUDSON GLOBAL INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2025	Net Income	Outstanding	Share (1)
Net loss	$(688)	2,995	$(0.23)
Non-recurring severance and professional fees (after tax)	1,039	2,995	0.35
Adjusted net income (2)	$351	2,995	$0.12

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2024	Net Income	Outstanding	Share (1)
Net loss	$(441)	3,011	$(0.15)
Non-recurring severance and professional fees (after tax)	560	3,011	0.19
Adjusted net income (2)	$119	3,011	$0.04

(1)    Amounts may not sum due to rounding.

(2)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.